Wall Street Veteran Blythe Masters Appointed to Phunware Board of Directors
Former CEO of Digital Asset, CFO of J.P. Morgan’s Investment Bank and Chair Emeritus of Linux Hyperledger Project Appointed as Certified Financial Expert
AUSTIN, TX, December 30, 2019 (ORIGINAL: BUSINESS WIRE) – Phunware, Inc. (NASDAQ: PHUN) (the “Company”), a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, today announced the appointment of Blythe Masters to its Board of Directors.
Blythe Masters is an experienced financial services and technology executive and currently an Industry Partner at the private equity and venture capital firm Motive Partners. She is the former CEO of Digital Asset - provider of the world's leading smart contract language DAML - which she led from a startup in 2015 until 2018, serving customers including the Australian Securities Exchange (ASX). She is Chair Emeritus of the Governing Board of the Linux Foundation’s open source Hyperledger Project, International Advisory Board Member of Santander Group, Board Member of OpenBank and Advisory Board Member of the United States Chamber of Digital Commerce, Figure Technologies - the blockchain-powered consumer financial products company - and the residential mortgage exchange, Maxex.
Blythe was previously a senior executive at J.P. Morgan, which she left after 27 years in 2014, following the successful sale of the physical commodities business which she built. Blythe was a member of the Corporate & Investment Bank Operating Committee and the firm's Executive Committee. Positions at J.P. Morgan included Head of Global Commodities, Head of Corporate & Investment Bank Regulatory Affairs, CFO of the Investment Bank, Head of Global Credit Portfolio and Credit Policy & Strategy, Head of North American Structured Credit Products, Co-Head of Asset Backed Securitization and Head of Global Credit Derivatives Marketing.

Blythe is a past Chair of the Global Financial Markets Association (GFMA), the Securities Industry & Financial Markets Association (SIFMA) and the public consumer finance company Santander Consumer Holdings Inc. (NYSE: SC).
Blythe is currently Co-Chair of the Global Fund for Women, Vice Chair of ID2020, Advisory Board Member and past Board Member of the Breast Cancer Research Foundation, Board Member of the Feminist Institute, and former Chair of the Greater New York City Affiliate of Susan G. Komen for the Cure. Blythe holds a Bachelor of Arts degree in Economics from the University of Cambridge.

“We are incredibly excited and honored to have appointed Blythe to our Board of Directors,” said Alan S. Knitowski, President, Chief Executive Officer and Co-Founder of Phunware. “Her background on Wall Street and her operational credentials and pedigree speak for themselves.”

The Phunware Board of Directors unanimously approved the appointment of Blythe Masters as the Company’s Certified Financial Expert, including her appointment as Chair of the Audit Committee and Member of the Compensation Committee.

“I am looking forward to helping Phunware become a household name on both Wall Street and Main Street,” said Blythe Masters. “The Company sits at the intersection of mobile, cloud, big data and blockchain and I look forward to contributing to its efforts in becoming the global enterprise platform standard for Fortune 1000 digital transformation initiatives.”

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About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & Phun) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with more than one billion active devices touching its platform each month. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://www.phunware.com, https://www.phuncoin.com, https://www.phuntoken.com, and follow @phunware, @phuncoin and @phuntoken on all social media platforms.

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